Exhibit 99.1

Contact: Dollar Mutual Bancorp – James J. McQuade, President and CEO, 412-261-4900

 Standard AVB Financial Corp. – Andrew W. Hasley, President and CEO, 412-781-0320

Dollar Mutual Bancorp to Acquire Standard AVB Financial Corp.

PITTSBURGH, PA and MONROEVILLE, PA, September 25, 2020/GlobeNewswire/ - Dollar Mutual Bancorp (“Dollar”) and Standard AVB Financial Corp. (“Standard”) (NASDAQ: STND) jointly announced the signing of a definitive merger agreement pursuant to which Dollar will acquire Standard, the Monroeville, Pennsylvania based holding company and parent of Standard Bank, PaSB in an all cash transaction for an aggregate purchase price of $158 million.

Under the terms of the merger agreement, which has been approved unanimously by the boards of directors of both companies, stockholders of Standard will be entitled to receive $33.00 in cash for each share of Standard common stock they own.

"We are delighted to have Standard Bank join the Dollar family, we feel this is an excellent fit. We share the same core values, commitment to our customers and dedication to the communities we serve," said James J. McQuade, President and CEO of Dollar. “As we move forward together, I am excited for the opportunities to drive our strategic growth and maximize our long-term value, while strengthening Dollar’s presence in the region.”

After the transaction, Standard Bank will operate as a wholly owned subsidiary of Dollar, with Andrew W. Hasley continuing as President of Standard Bank. Mr. Hasley commented, “this agreement allows us to honor our longstanding commitments in the community, while continuing to serve our customers with the same high level of personal service. Dollar’s commitment to their customers, communities and employees mirror our own. We both have a rich history in the Pittsburgh region and Standard could not be more excited to begin our new relationship as a part of the Dollar family.”

After the transaction the board of directors of Standard will become an advisory board of Standard Bank. In connection with the execution of the merger agreement, Dollar has entered into voting agreements with the directors and certain executive officers of Standard. Subject to the terms and conditions of the voting agreements these parties have agreed to vote their shares in favor of the transaction.

The merger is expected to be consummated during the first half of 2021, after the satisfaction of customary closing conditions, including regulatory approvals and the approval of Standard’s stockholders.

Mr. McQuade continued, “this is an exceptional fit for Dollar. The combined assets of both companies will enhance our proven ability to serve our community, while enriching the benefits to our customers and employees.”

Raymond James is serving as financial advisor and Luse Gorman, PC is serving as legal counsel to Dollar in this transaction.

Keefe, Bruyette & Woods, A Stifel Company, is serving as financial advisor and Kilpatrick Townsend & Stockton LLP is serving as legal counsel to Standard.

About Dollar Mutual Bancorp

Headquartered in Pittsburgh, Pennsylvania, Dollar Mutual Bancorp, with total assets of $9.8 billion dollars at June 30, 2020, is the mutual holding company of Dollar Bank. Dollar Bank was chartered by the Commonwealth of Pennsylvania on July 19, 1855 and is the oldest financial institution headquartered in Pittsburgh. Dollar Bank’s original vision remains unchanged – to serve every person, individual by individual, regardless of race, gender or denomination. Dollar Bank operates 76 branch locations in western Pennsylvania, northeast Ohio and Hampton Roads, Virginia.

About Standard AVB Financial Corp.

Standard AVB Financial Corp., with total assets of $1.1 billion at June 30, 2020, is the parent company of Standard Bank, PaSB, a Pennsylvania chartered savings bank that operates 17 offices serving individuals and small to mid-sized businesses in Allegheny, Westmoreland and Bedford Counties, in Pennsylvania and Allegany County in Maryland. Standard Bank, founded in 1913, is a member of the FDIC and an Equal Housing Lender.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could” or “may”. Certain factors that could cause actual results to differ materially from expected results include the ability to obtain regulatory approvals and meet other closing conditions to the merger (including approval by Standard’s stockholders) on the expected terms and schedule, delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Standard, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Standard and Dollar are engaged, changes in the securities markets and other risks and uncertainties. In addition, the COVID-19 pandemic is having an adverse impact on Standard and other financial institutions, their customers and the communities they serve. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on the business of Standard, Dollar and other financial institutions, The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened or remain reopened.

Further information about these and other relevant factors, risks and uncertainties may be found in Standard’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2019 and in subsequent filings with the Securities and Exchange Commission. Standard does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Additional Information

Standard will provide its stockholders with a proxy statement and other relevant documents concerning the proposed transaction. Standard’s stockholders are urged to read the proxy statement and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. Standard’s stockholders will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the Securities and Exchange Commission website

(www.sec.gov), on the Standard AVB Financial Corp., website (www.standardbankpa.com) under the tab “Investor Relations” or by directing a request to:

President and CEO

Andrew W. Hasley

Standard AVB Financial Corp.

2640 Monroeville Blvd.
Monroeville, Pennsylvania 15146

The information available through Standard’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings that Standard makes with the Securities and Exchange Commission.

Standard and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Standard’s stockholders in connection with the merger. Information about Standard’s directors and executive officers is set forth in Standard’s proxy statement for its 2020 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 14, 2020.  Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.